HENRY BROS. ELECTRONICS, INC. AND SUBSIDIARIES

EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C SECTION 1350)

 In connection with the Annual Report of HENRY BROS. ELECTRONICS, INC. (the “COMPANY”) on Form 10-K for the Year Ended December 31, 2009 as filed with the Security and Exchange Commission on the date thereof (the “Report”), we, James E. Henry, Brian Reach and John P. Hopkins, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, (18 U.S.C. Section 1350) that to our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and
2.	The information contained in the Report fairly presents, in all material; respects, the financial condition and results of operations of the company.

/s/ James E. Henry
Name: James E. Henry
Chief Executive Officer

/s/ Brian Reach
Name: Brian Reach
Chief Operating Officer

/s/ John P. Hopkins
Name: John P. Hopkins
Chief Financial Officer